EXHIBIT 10 (bp)


                               October 31, 2002




 Dorinco Reinsurance Company
 1320 Waldo Avenue, Suite 200
 Midland, Michigan  48642

 Attention:  David E. Chamberlain

 RE: Loan Agreement dated March 10, 1997, as amended by Amendment No. 1 executed August 14, 1998, Amendment No. 2 effective March 5, 1999, Amendment No. 3 effective November 19, 1999, and Amendment No. 4 effective November 8, 2001 (the "Loan Agreement") between Hallmark Financial Services, Inc. ("Borrower") and Dorinco Reinsurance Company ("Lender")

 Dear Mr. Chamberlain:

 The purpose of this letter is to obtain the express prior written consent of Lender pursuant to Section 7.j.(i) of the Loan Agreement to Borrower creating indebtedness for borrowed money in the original principal amount of up to $9,000,000 to be evidenced by a promissory note in substantially the form attached hereto. The purpose of this borrowing is to provide interim financing for a proposed acquisition by Borrower, which we have previously discussed with you on a confidential basis.

 As you are aware, the payee of the promissory note, Newcastle Partners, L.P., is an affiliate of Mark E. Schwarz, the Chairman of the Board of Directors of Borrower. In accordance with Section 6.p. of the Loan Agreement, a special committee of the Board of Directors of Borrower consisting solely of disinterested independent directors has determined that this proposed interim loan transaction is in good faith and commercially reasonable.

 Please acknowledge Lender's consent to this proposed loan transaction by executing and returning to the undersigned the enclosed duplicate original of this letter. Thank you for your courtesy and cooperation in this matter.

 Very truly yours,



 Linda H. Sleeper
 President and CEO




 CONSENTED TO AND AGREED AS OF OCTOBER 31, 2002:

 DORINCO REINSURANCE COMPANY



 By:  ______________________________

      Name:_________________________

      Title:__________________________